                                                                    Exhibit 10.9


                        INDEPENDENT CONTRACTOR AGREEMENT

      This Independent Contractor Agreement is made and entered into           ,
by and between MTI TECHNOLOGY CORPORATION, A DELAWARE CORPORATION ("MTI" or "the
COMPANY") and                 ("CONSULTANT").

                                    Recitals

      The company desires to retain consultant as an independent contractor to
perform services during the period commencing                and
continue                       (the "Term"). Upon the expiration, the Term shall
be extended automatically on a month-to-month basis, unless and until either party gives the other no less than thirty (30) days' notice of termination. Consultant desires to provide these services to the company pursuant to the terms and conditions set forth below.

      The company has spent significant time, effort, and money developing its Proprietary Information, which is vital to the company's business and goodwill. The company necessarily will reveal this Proprietary Information to Consultant during the Term of this Agreement. Hence, the company and the consultant have agreed that the company will only retain consultant's services if consultant agrees to maintain all Proprietary Information in strict confidence pursuant to the terms of this Agreement.

      Accordingly, MTI and Consultant have agreed that Consultant will provide consulting services as an independent contractor pursuant to the terms and conditions set forth in this Agreement.

                                    Agreement

      NOW, THEREFORE, in consideration of the recitals listed above, and the mutual promises contained in this Agreement, Consultant and the Company agree, covenant, and represent as follows:

      1.    Duties of Consultant.

            a.    MTI hereby retains Consultant as an independent contractor to
provide               . Consultant shall provide such additional services as an
independent contractor to MTI's senior management. Consultant will devote his or her best efforts to the performance of these services.

            b. Consultant's relationship with the Company will be that of an independent contractor. Nothing in this Agreement will be construed to create a partnership, joint venture, or employer-employee relationship between Consultant and MTI. Accordingly, MTI and Consultant agree, covenant, and represent that:

Indep Contr Agr

                  (i) The parties acknowledge and agree that MTI has no right to control the manner, means, or method by which Consultant performs the services called for by this Agreement except to: (1) direct Consultant with respect to the elements of the services to be performed by consultant and the results to be derived by MTI, (2) to inform Consultant as to where and when such services will be performed, and (3) to review and assess the performance of the services by consultant for the limited purposes of ensuring that the services have been performed and confirming that results are satisfactory.

                  (ii)  Consultant will provide his or her own tools of the
                        trade and will work approximately        hours per week.
                        Consultant will not be required to work exclusively on the Company's premises, and will not have any responsibility for hiring or supervising any of the Company's employees. MTI and Consultant will mutually agree upon the place or places at which the services required by this Agreement are to be performed.

            c. Consultant may represent, perform services for, or be employed by such additional persons or companies as Consultant sees fit, except to the extent doing so causes Consultant to breach Consultant's obligations under this Agreement or creates a conflict of interest.

      2.    Compensation.

            a.    The Company agrees to pay Consultant a professional fee of $
per hour for              services by Consultant, with the number of hours to be
approximately     hours per week. Consultant will invoice the Company on a
bi-weekly basis for all hours worked under this Agreement during the preceding week. Within 30 days after receipt of Consultant's invoice, the Company will pay the agreed-upon amount.

            b. MTI and Consultant agree, covenant, and represent that, because Consultant is an independent contractor and not an employee of the Company, MTI will not withhold from Consultant's professional fee and Consultant will be responsible for paying, any federal, state or local payroll, social security, disability, workers' compensation, self-employment insurance, income and other taxes or assessments. Consultant will, at his or her cost and expense, pay and be fully liable and responsible for, and indemnify and hold the Company harmless for, any taxes, assessments, fines or penalties relating to the Company's failure to pay or withhold any and all taxes relating to any compensation paid pursuant to this Agreement.

      3. Expenses. Consultant is responsible for paying all ordinary and necessary expenses arising from the Consultant's performance of the services under this Agreement, including his or her own business, unless agreed to in writing by the parties. Any travel and other

Indep Contr Agr
expenses requested by the Company will be paid for by the Company and may be billed to Company by Consultant above the compensation defined in Section 2.

      4.    Term of Agreement.

            a. The Company may retain Consultant pursuant to the terms of this Agreement on a more ongoing basis that assigns projects from time to time. The parties agree, however, that this Agreement may be terminated for any reason, with or without cause, by MTI or Consultant upon 15 days' written notice to the other party.

            b. If either party materially breaches any of the provisions of this Agreement, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will be effective immediately on receipt of the written notification by the breaching party, or five days after mailing of the notice to the address set forth in the notice provisions below, whichever occurs first. For purposes of this section, material breach of this Agreement will include but not be limited to the following: (i) the Company's failure to pay for Consultant's services, or to reimburse Consultant's expenses as agreed in writing, within 30 days after receipt of Consultant's written demand for payment in accordance with the notice provisions set forth below; and (ii) failure of Consultant to adequately perform the services required by Consultant under this Agreement, as determined by the Company in its sole discretion.

            c. This Agreement will terminate automatically on the occurrence of any of the following events:

                  i. the appointment of a receiver, liquidator, or trustee for either party by decree of competent authority in connection with any adjudication or determination by such authority that either Party is bankrupt or insolvent; the filing by either Party of a petition in voluntary bankruptcy, the making of an assignment for the benefit of its creditors, or the entering into of a composition with its creditors; or (c) any formal action of MTI's Board of Directors to terminate the Company's existence or otherwise to wind up Company's affairs;

                  ii. Sale of the business, or change in control, of either party; or

                  iii.  Consultant's death.

            d. Within 30 days after termination of this Agreement for any reason, Consultant will submit to MTI a final itemized invoice for any outstanding fees or expenses under this Agreement. Upon termination of this Agreement and payment of the final invoice, the Company will owe Consultant no further amounts or obligations.

Indep Contr Agr

      5.    Benefits.

            a. Consultant enters into this Agreement as, and will continue to be, an independent contractor. Therefore, Consultant will not be entitled to any benefits accorded to MTI's employees including, but not limited to: workers' compensation insurance, unemployment insurance, disability insurance, medical insurance, dental insurance, retirement plans, 401(k) plans, stock option plans, stock purchase plans, vacation pay, and sick pay.

            b. Consultant will be responsible for providing, at Consultant's expense and in Consultant's name, disability, workers' compensation, and other insurance as well as licenses and permits usual or necessary for performing the services contemplated by this Agreement.

            c. MTI and Consultant acknowledge that the services that Consultant will provide pursuant to the terms of this Agreement are specialized in nature, that the parties established Consultant's professional fee to ensure that Consultant could provide his or her own benefits, and that Consultant has no current or future expectation that he/she will be entitled to participate in any of the benefits of employment that the Company may from time to time provide its employees. Accordingly, MTI and Consultant agree, covenant, and represent that, even if Consultant's working relationship with the Company is reclassified from the relationship of independent contractor to the relationship of employer-employee, Consultant will be entitled to participate in any benefits of employment that the Company may from time to time provide to its employees.

            d. Consultant's exclusion from benefit programs maintained by Company is a material component of the terms of compensation negotiated by the parties, and is not premised on Consultant's status as a non-employee with respect to the Company. To the extent that Consultant may become eligible for any benefit programs maintained by Company (regardless of the timing of or reason for eligibility), Consultant hereby waives Consultant's right to participate in the programs. Consultant's waiver is not conditioned on any representation or assumption concerning Consultant's status as an independent contractor. Consultant also agrees that, consistent with Consultant's independent contractor status, Consultant will not apply for any government-sponsored benefits that are intended to apply to employees, including, but not limited to, unemployment benefits.

      6. Proprietary Information and Ownership of Intellectual Property. The Company has spent significant time and money developing Proprietary Information (as defined in Exhibit "A") that is vital to the Company's business and goodwill. The Company and Consultant acknowledge that Consultant, in performing the terms and conditions of this Agreement and the Former Agreement, has and will continue to directly or indirectly gain access to information about the Company and its operations, including, but not limited to, its modes and methods of conducting its business and producing and marketing its services; its employees, customers, vendors and referral source lists; its trade secrets; its copyrighted and non-copyrighted or non-protected computer software programs; its financial structure; and its weakness, if any. Therefore, as part of this Agreement, Consultant agrees to execute, and be bound by, the

Indep Contr Agr

Company's "Independent Contractor Proprietary Information Agreement," a copy of which is attached hereto as Exhibit "A".

      7. No Conflict Of Interest. Consultant agrees, covenants, and represents that he/she will not, during the term of this Agreement, accept work or enter into a contract or accept an obligation inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of the services rendered for MTI. Consultant warrants that, to the best of his or her knowledge, there is no other contract or duty on his or her part now in existence inconsistent with this Agreement.

      8. Subsequent Consulting and Employment. After the termination of this Agreement with the Company, Consultant agrees, covenants, and represents that he/she will not enter into any agreement that conflicts with the Consultant's obligations under this Agreement and the Proprietary Information Agreement attached as Exhibit "A". Consultant further agrees that it will inform any subsequent parties who engage Consultant's services, or with whom Consultant becomes employed, of Consultant's obligations under this Agreement and the Proprietary Information Agreement.

      9.    Consultant's Representations and Indemnities.

            a. Consultant represents that Consultant has the qualifications and ability to perform the services under this Agreement in a professional manner without the advice, control, or supervision of the Company's management. Consultant will be solely responsible for the professional performance of the services and will receive no assistance, direction, or control from MTI. Consultant will have sole discretion and control of Consultant's services and the manner in which they are to be performed. The parties acknowledge and agree that, although MTI has no right to control the manner by which Consultant performs the services called for by this Agreement, MTI is entitled to: (i) advise Consultant with respect to the elements of the services to be performed by Consultant under this Agreement; and (ii) to review and assess the performance of the services by Consultant for the limited purpose of assuring that the services have been performed, and confirming that the results are satisfactory.

            b. Consultant will and does hereby indemnify, defend, and hold harmless the Company, and the Company's officers, directors, employees and shareholders, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest and penalties that the Company may incur or suffer and that result from, or are related to, any breach or failure of Consultant to perform any of the representations, warranties, and agreements in this Agreement.

      10.   Confidentiality and Publicity.

            a. Consultant agrees, covenants, and represents that the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, and the terms of this Agreement will be held in confidence and will not be disclosed or communicated to any person, other than those who must perform tasks to effectuate this Agreement, unless

Indep Contr Agr
required by law or with advance written consent from an officer of the Company to each disclosure.

            b. Consultant will not at any time use MTI's name or any MTI trademarks or trade names in any advertising, without first obtaining the Company's advance written consent to each disclosure.

      11. Arbitration. All disputes between Consultant and MTI relating in any manner whatsoever to Consultant's consulting relationship with MTI or the termination of Consultant's consulting relationship with MTI ("Arbitrable Claims") including, without limitation, all disputes relating to the validity, interpretation, or enforcement of this Agreement, will be resolved exclusively by arbitration in Orange County, California, by the Judicial Arbitration & Mediation Services, Inc. (the "JAMS"). Such arbitration will be conducted in accordance with the then-existing arbitration rules of JAMS, with the cost of such arbitration to be borne equally by the parties. The parties to this Agreement, and all who claim thereunder, will be (i) conclusively bound by the arbitrator's decision or award, which will not be subject to appeal; and (ii) have the right to have any decision or award rendered in accordance with this provision entered as a judgment in a court in the State of California or any other court having jurisdiction. The arbitrator will have the authority to award or grant legal, equitable, and declaratory relief. The parties hereby waive any rights they may have to trial by jury. The Federal Arbitration Act will govern the interpretation and enforcement of this Section pertaining to arbitration, unless it is found inapplicable in which case the California Arbitration Act will control.

      12. Notices. Any notice under this Agreement must be in writing and will be effective upon delivery by hand or five (5) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to Company or to Consultant at the corresponding address below. Consultant will be obligated to notify Company in writing of any change in Consultant's address.

      Company's Notice Address:                    Consultant's Notice Address:

      Huan Huynh
      Human Resources Manager                      ____________________
      14661 Franklin Ave.                          ____________________
      Tustin, CA 92780                             ____________________


      Notice of change of address will be effective only when done in accordance with this Section.

      13. Assignments; Successors and Assigns. Consultant agrees that Consultant will not assign, delegate, transfer, or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, any rights or obligations under this Agreement without the written consent of MTI. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement will prevent the consolidation of the Company with, or its merger into, any other

Indep Contr Agr
corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliated company. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and will not benefit any person or entity other than those enumerated above.

      14. Amendments; Waivers. This Agreement will not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by an officer of Consultant and the President of the Company. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver will not operate as a waiver of any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

      15.   Severability; Enforcement.

            a. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, will be held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect, and such provision will be enforced to fullest extent consistent with applicable law.

            b. This Agreement has been reviewed by the parties and by their respective attorneys. The parties have had a full opportunity to negotiate the contents of this Agreement. The parties to this Agreement expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of the Agreement, and agree that the language in all parts of this Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party.

      16. Headings. The headings contained in this Agreement are provided for the convenience of the reader only. Accordingly, the headings and section numbers in this Agreement shall not in any way define, limit, construe, or describe the scope or intent of the provisions of this Agreement, and should be ignored in the interpretation of this Agreement.

      17. Governing Law. Except as otherwise provided, the validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the law of the State of California, without giving effect to its law regarding the conflict of laws.

      18. Acknowledgment. The parties acknowledge that (i) they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, and (ii) they each have read and understand

Indep Contr Agr
the Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment and not on any promises or representations other than those contained in the Agreement.

      19. Entire Agreement. The terms of this Agreement; and the Proprietary Information Agreement attached as Exhibit "A" are intended by the parties to be the final expression of their agreement with respect to the retention of Consultant by the Company, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement; and the Proprietary Information Agreement attached as Exhibit "A" will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement; and the Proprietary Information Agreement attached as Exhibit "A" supersede any prior oral or written consulting or other agreements between Consultant and MTI.

      This Agreement is made and entered into as of      .

MTI TECHNOLOGY CORPORATION, A
DELAWARE CORPORATION

By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title: Consultant
      -------------------------------             ------------------------------

Indep Contr Agr